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                                                                   Exhibit 24(j)



                             COMSHARE, INCORPORATED

                               POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints T. Wallace Wrathall and Kathryn A. Jehle, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, and resubstitution for him and in his name, place and stead, in any and all capacities, to sign a certain Registration Statement on Form S-3 to be filed by Comshare, Incorporated, any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, for registering additional shares of Comshare, Incorporated's Common Stock comprising the same offering for which the Form S-3 will be filed, and any and all amendments thereto, and to file the same with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



Dated: October 9, 1995                      /s/ R. MICHAEL MAHONEY
                                            ------------------------
                                            R. MICHAEL MAHONEY, Director
                                            of Finance and Chief
                                            Accounting Officer